EXHIBIT 4.13

THIS WARRANT AND THE SHARES OF STOCK OF POSITRON CORPORATION TO BE ISSUED UPON ANY EXERCISE OF THIS WARRANT HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (I) IN A REGISTRATION UNDER SAID ACT OR
(II) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO IT.

                              POSITRON CORPORATION

                          COMMON STOCK PURCHASE WARRANT
                   TO PURCHASE 100,000 SHARES OF COMMON STOCK
                             OF POSITRON CORPORATION

                     This Warrant Expires September 20, 2001

Warrant No. 99-11                                                 100,000 Shares
(Replacement for Warrant No. 95-___)

      THIS CERTIFIES that, subject to the terms and conditions herein set forth in this warrant, URO-TECH, Ltd. (the "Holder") is entitled to purchase from Positron Corporation, a Texas corporation ("Company"), at any time or from time to time during the Exercise Period (defined in Section 12 below) and subject to the provisions regarding Exercise of Warrant (as set forth in Section 6 below) the number of fully paid and non-assessable shares of common stock of the Company (the "Shares") as provided herein upon surrender of this Warrant at the principal office of the Company, and, at the election of the Holder, upon payment of the purchase price at said office in cash or by cashier's check or by the wire transfer of funds in a dollar amount equal to the purchase price of the Shares for which the consideration is being given.

      This  Warrant  shall  replace  Warrant  No.  95-_____.   which  is  hereby
cancelled, and is exercisable for that number of Shares as set forth above, in minimum units of 10,000 shares.

      1. PURCHASE PRICE. Subject to adjustment as hereinafter provided, the purchase price of one share, of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) (the "Warrant Price") shall One Dollar ($1.00).

      2. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

            a. ADJUSTMENT FOR DIVIDENDS IN STOCK. If at any time on or after the date hereof, the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend (other than as provided for in Section 2(b) below), then and in each such case, upon the exercise of this Warrant, the Holder shall be entitled to receive, in addition to the number of shares of Common Stock receivable, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which the Holder would receive on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period and given effect to all adjustments called for during such period by this Section 2.

            b. ADJUSTMENT FOR CHANGES IN COMMON STOCK. In the event of changes in the outstanding Common Stock of the Company by reason of split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted by the Board of Directors of the Company. The adjustment shall be such as will give the Holder on exercise for the same aggregate Warrant Price the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

      3. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any subscription under this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise as determined in good faith by the Company's Board of Directors.

      4. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle its holder to any of the rights of a stockholder of the Company prior to its exercise.

      5. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

      6. EXERCISE OF WARRANT. Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company at any time during the Exercise Period as set forth in Section 12 herein, and may be exercised by the Holder or its registered assigns, in whole or in part and in minimum units of 10,000 shares, by the surrender of this Warrant at the principal office of the Company, together with the attached form of subscription duly executed, accompanied by payment in full of the amount of the Warrant Price in the form described in this Warrant. Upon partial exercise of this Warrant, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of shares of Common Stock with respect to which this Warrant shall not have been exercised. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the shares, a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above.

      7. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price is adjusted as provided in Section 2, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the relevant Warrant Price or number of shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

      8. COMPLIANCE WITH SECURITIES ACT. The Holder, by acceptance of this Warrant, agrees that this Warrant and the shares of Common Stock to be issued upon its exercise (or shares of any security into which such Common Stock may be converted) (the "Shares") are being acquired for investment and that the Holder will not offer, sell, or otherwise dispose of this Warrant and any shares of Common Stock to be issued upon its exercise (or shares of any security into which such Common Stock may be converted) except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"). Upon exercise of this Warrant, the holder hereof shall, if requested by the Company, confirm in writing, its investment purpose and acceptance of the restrictions on transfer of the Shares.

      9. SUBDIVISION OF WARRANT. At the request of the holder of this Warrant in connection with a transfer or exercise of a portion of the Warrant and upon surrender of this Warrant for such purpose to the Company, the Company at its expense (except for any transfer tax payable) will issue in exchange therefor warrants of like nature and date representing in the aggregate the right to purchase such number of shares of such Common Stock as shall be designated by such holder at the time of such surrender; provided, however, that the Company's obligations to subdivide securities under this Section shall be subject to and conditioned upon the compliance of any such subdivision with applicable state securities laws and with the Securities Act.

      10. LOSS THEFT, DESTRUCTION, OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in the case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, in the case of mutilation, and upon surrender an~ cancellation of this Warrant the Company will make and deliver a new Warrant of like tenor and dates as of such cancellation, in lieu of this Warrant.

      11. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of Texas. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part of this Warrant. Neither this Warrant nor any term included may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the Company and the Holder. All notices and other communications from the Company to the Holder shall be by telecopy or expedited. courier service to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing. This Warrant has been issued pursuant to a Warrant Purchase Agreement dated as of June 15, 1999, the terms of which, including certain repurchase provisions, are incorporated herein by reference. A copy of such Warrant Purchase Agreement may be inspected at the office of the Company during normal business hours.

      12.   EXERCISE   PERIOD.   The  Exercise  Period  shall  mean  the  period
commencing on the date hereof and ending on September 20, 2001.

      ISSUED this 20th day of September, 1999.

                                               POSITRON CORPORATION


                                               By: /s/ Gary H. Brooks
                                                  ------------------------------
                                               Gary H. Brooks, President

ATTEST:


----------------------------

                               FORM OF ASSIGNMENT
                              POSITRON CORPORATION

      FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

NAME OF ASSIGNEE           ADDRESS                              NUMBER OF SHARES



The undersigned does hereby irrevocably constitute and appoint _________________ Attorney to make such transfer on the books of POSITRON CORPORATION maintained for the purpose, with full power of substitution in the premises.

Dated:
      -------------------------

                                              ----------------------------------
                                              Name of Warrant Holder

                                              Signature:
                                                        ------------------------

Witness:
        -----------------------

                                SUBSCRIPTION FORM
                              POSITRON CORPORATION

                 (To be executed only upon exercise of Warrant)

      The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases _____ of the number of shares of Common Stock of POSITRON CORPORATION purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

Dated:
      ---------------------

                                         ---------------------------------------
                                         (Signature of Registered Owner)

                                         ---------------------------------------
                                         (Street Address)

                                         ---------------------------------------
                                         (City)             (State)   (Zip Code)

                                      -1-